 Exhibit 99
Form 10-Q
12/31/2001

                                                                       NATIONAL FUEL GAS
                                                                CONSOLIDATED STATEMENT OF INCOME
                                                                          (UNAUDITED)

                                                                      Twelve Months Ended
                                                                           December 31
                                                             ---------------------------------

                                                                    2001                2000
(Thousands of Dollars)

INCOME
Operating Revenues                                              $ 1,901,123       $ 1,586,105
                                                             ---------------   ---------------

Operating Expenses
             Purchased Gas                                          870,079           626,962
             Fuel Used in Heat and Electric Generation               54,522            53,178
             Operation                                              346,858           346,120
             Maintenance                                             20,715            23,262
             Property, Franchise and Other Taxes                     79,482            77,540
             Impairment of Oil and Gas Producing Properties         180,781                 -
             Depreciation, Depletion and Amortization               179,823           147,202
             Income Taxes - Net                                      26,457            88,689
                                                             ---------------   ---------------
                                                                  1,758,717         1,362,953
                                                             ---------------   ---------------

Operating Income                                                    142,406           223,152
Other Income                                                          9,225            17,401
                                                             ---------------   ---------------
Income Before Interest Charges and Minority
       Interest in Foreign Subsidiaries                             151,631           240,553
                                                             ---------------   ---------------

Interest Charges
             Interest on Long-Term Debt                              84,714            69,658
             Other Interest                                          20,146            34,584
                                                             ---------------   ---------------
                                                                    104,860           104,242
                                                             ---------------   ---------------

Minority Interest in Foreign Subsidiaries                            (1,050)             (989)
                                                             ---------------   ---------------

Net Income Available for Common Stock                              $ 45,721         $ 135,322
                                                             ===============   ===============

Basic Earnings Per Common Share:                                     $ 0.58            $ 1.72
                                                             ===============   ===============

Diluted Earnings Per Common Share:                                   $ 0.57            $ 1.70
                                                             ===============   ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                           79,236,494        78,479,502
                                                             ===============   ===============
             Used in Diluted Calculation                         80,703,659        79,564,786
                                                             ===============   ===============